UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2012

Materion Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, Daniel A. Skoch, the Senior Vice President Administration of Materion Corporation ("Materion" or the "Company") and the Company agreed that Mr. Skoch will retire in July 2013. Mr. Skoch joined Materion in 1983 and has held various leadership roles in administration and human resources. Prior to being named Senior Vice President Administration in July 2000, he served as Vice President Administration and Human Resources since March 1996 and as Vice President Human Resources since July 1991.

Mr. Skoch will continue to be employed through July 7, 2013 to provide for a successful transition of corporate functions. Under the terms of a Transition and Release Agreement, dated as of December 17, 2012 (the "Transition Agreement"), between Mr. Skoch and Materion Services Inc. ("Materion Services"), Mr. Skoch will continue to receive a regular base salary, which as of January 1, 2013 will be $396,500 on an annual basis, through July 7, 2013. Mr. Skoch will also continue to be eligible to participate in employee benefit plans, though any bonuses paid pursuant to annual incentive opportunities approved by Materion’s Compensation Committee in December 2012 will be prorated for 2013. Additionally, any existing and future equity awards will continue to vest notwithstanding Mr. Skoch’s retirement. Under the terms of the Transition Agreement, during his continued employment, Mr. Skoch may not be terminated for any reason other than gross misconduct.

Upon retirement, Mr. Skoch will have the option of entering into a one-year consulting agreement with Materion Services. Pursuant to such consulting agreement, Mr. Skoch would provide consulting services and would receive a gross lump sum amount equal to his 2013 annual base salary, payable on the first business day of the seventh month after his retirement (or, if earlier, on his death). Mr. Skoch would also be entitled to reimbursement of approved expenses under Materion Services’ expense reimbursement policy and certain health care benefits.

As consideration for the compensation and benefits to be provided to Mr. Skoch under the Transition Agreement, Mr. Skoch waived his rights to severance benefits arising from any involuntary termination under his Amended and Restated Severance Agreement with Materion, except with respect to a change in control. If a change in control occurs while Mr. Skoch remains an employee, his rights will be governed by the Amended and Restated Severance Agreement, and he will no longer be entitled to compensation or benefits under the Transition Agreement. The Transition Agreement also contains a release by Mr. Skoch and other customary provisions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

December 21, 2012	By:	/s/ Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary